AMENDMENT NO. 1
TO
CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Convertible Promissory Note (this "Amendment") is executed as of June 14, 2012, by **MINERCO RESOURCES, INC.**, a Nevada corporation (the "Maker"); and **ASHER ENTERPRISES, INC.**, a Delaware corporation, or its assigns ("Holder") to amend the Convertible Promissory Note dated October 7, 2011 between those parties (the "Note").

The Maker and the Holder desire to amend the Note and further agree as follows:

1. Capitalized Terms. Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Note and those definitions are incorporated by reference into this Note.

2. Section 1.2 of the Note shall be deleted and the following shall be substituted therefor:

"Conversion Price.

Calculation of Conversion Price. The conversion price (the "Conversion Price") shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 35% multiplied by the Market Price (as defined herein) (representing a discount rate of 65%). "Market Price" means the lowest Trading Price (as defined below) for the Common Stock during the One Hundred Twenty (120) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the "OTCBB") as reported by a reliable reporting service ("Reporting Service") mutually acceptable to Borrower and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of

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which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

4. Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

5. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

6. Integration. Except as specifically set forth by this Amendment No. 1, the rest and remainder of the terms and conditions of the Note shall remain in full force and effect without change or modification with the same force and effect as if more fully set forth hereat.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

MINERCO RESOURCES, INC.

By: ______________________

~~SAM MESSINA~~

~~Chief Financial Officer~~

V. Scott Vanis

CEO

ASHER ENTERPRISES, INC.

By: ______________________

Name: Curt Kramer

Title: President

1 Linden Pl., Suite 207

Great Neck, NY. 11021